UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_____________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:
(Date of earliest event reported)

August 9, 2012
____________________________

TANDY BRANDS ACCESSORIES, INC.
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-18927 (Commission File Number)	75-2349915 (IRS Employer Identification No.)

3631 West Davis, Suite A Dallas, Texas 75211 (Address of principal executive offices and zip code)

(214) 519-5200
(Registrant's telephone
number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01	Entry Into a Material Definitive Agreement.

On August 25, 2011, Tandy Brands Accessories, Inc. (the “Company”), along with its Canadian subsidiary, H. A. Sheldon Canada, Ltd., entered into a Credit and Security Agreement with Wells Fargo Bank, National Association (the “Lender”) providing terms and conditions governing certain loans and other credit accommodations extended by the Lender to the Company (together with all addenda, amendments, exhibits and schedules, the “Credit Agreement”).

On August 9, 2012, the Company and the Lender entered into a Fourth Amendment to Credit and Security Agreement (the “Amendment”).  Pursuant to the Amendment, the Lender formally approved the Company entering into a factoring facility pursuant to which the Company may sell certain accounts receivable to Bank of America, N.A.  The Amendment also amended the calculation of the Company’s borrowing base under the Credit Agreement to include the amount of eligible in-transit inventory in the calculation and it modified certain definitions in the Credit Agreement related to the factoring facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TANDY BRANDS ACCESSORIES, INC.

Date: August 22, 2012
	By:	/s/ Chuck Talley
Chuck Talley Chief Financial Officer